                                                                   EXHIBIT 99(c)










                              CLINICOM INCORPORATED
                         AS OF DECEMBER 31, 1994 AND 1993

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CliniCom Incorporated:

    We have audited the accompanying balance sheets of CLINICOM INCORPORATED (a Delaware corporation) as of December 31, 1994 and 1993, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CliniCom Incorporated as of December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                                           Arthur Andersen, LLP

Denver, Colorado,
February 10, 1995

                             CLINICOM INCORPORATED
                                 BALANCE SHEETS
                                     ASSETS

                                                                                            DECEMBER 31
                                                                                   ------------------------------
                                                                                        1994            1993
                                                                                   --------------  --------------
CURRENT ASSETS:
  Cash and cash equivalents......................................................  $    9,125,593  $   15,373,156
  Trade accounts receivable, net of allowance for doubtful accounts of $716,615
   and $52,124, respectively.....................................................      16,456,033       4,948,016
  Accrued revenue receivable.....................................................       5,300,541       2,693,306
  Inventories....................................................................       2,246,107       2,316,400
  Prepaid expenses and other.....................................................         593,401         548,358
                                                                                   --------------  --------------
        Total current assets.....................................................      33,721,675      25,879,236
                                                                                   --------------  --------------
PROPERTY AND EQUIPMENT, at cost:
  Furniture and equipment........................................................         588,757         371,334
  Leasehold improvements.........................................................         531,507         152,458
  Manufacturing equipment and tooling............................................       1,171,961         702,760
  Research and development equipment and software................................       2,804,215       2,058,899
                                                                                   --------------  --------------
                                                                                        5,096,440       3,285,451
  Less- Accumulated depreciation and amortization................................      (2,591,867)     (1,898,339)
                                                                                   --------------  --------------
                                                                                        2,504,573       1,387,112
                                                                                   --------------  --------------
SOFTWARE DEVELOPMENT COSTS, net..................................................       1,127,541         589,012
PURCHASED SOFTWARE, net..........................................................       2,153,401        --
OTHER ASSETS:
  Patent costs, net..............................................................          26,250          24,244
  Deposits and other, net........................................................         134,259          30,284
  Noncurrent trade accounts receivable...........................................        --               905,138
                                                                                   --------------  --------------
        Total other assets.......................................................         160,509         959,666
                                                                                   --------------  --------------
                                                                                   $   39,667,699  $   28,815,026
                                                                                   --------------  --------------
                                                                                   --------------  --------------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable...............................................................  $    3,546,625  $    1,036,102
  Accrued liabilities............................................................       2,365,401         976,183
  Accrued compensation...........................................................         958,224         637,592
  Commissions payable............................................................         735,157         548,890
  Warranty and rework reserve....................................................         458,859         545,905
  Deferred revenue...............................................................       1,788,797       2,833,966
                                                                                   --------------  --------------
        Total current liabilities................................................       9,853,063       6,578,638
                                                                                   --------------  --------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value, 5,000,000 shares authorized; none issued or
   outstanding...................................................................        --              --
  Common stock, $.001 par value, 30,000,000 shares authorized; 8,561,011 and
   8,052,490 shares issued and outstanding, respectively.........................           8,561           8,052
  Additional paid-in capital.....................................................      43,158,027      41,068,680
  Accumulated deficit............................................................     (13,351,952)    (18,840,344)
                                                                                   --------------  --------------
        Total stockholders' equity...............................................      29,814,636      22,236,388
                                                                                   --------------  --------------
                                                                                   $   39,667,699  $   28,815,026
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                 The accompanying notes to financial statements are an integral part of these balance sheets.

                             CLINICOM INCORPORATED
                            STATEMENTS OF OPERATIONS

                                                                          FOR THE YEARS ENDED DECEMBER 31
                                                                   ----------------------------------------------
                                                                        1994            1993            1992
                                                                   --------------  --------------  --------------
SALES:
  Net system sales...............................................  $   31,668,111  $   18,111,267  $   12,688,586
  Client support services........................................       3,747,417       2,035,088       1,345,756
                                                                   --------------  --------------  --------------
                                                                       35,415,528      20,146,355      14,034,342
                                                                   --------------  --------------  --------------
COSTS AND EXPENSES:
  Cost of sales and support services.............................      18,186,385       9,897,822       7,903,320
  Research and development.......................................       3,302,468       2,401,393       1,979,940
  Selling and marketing..........................................       5,045,584       2,772,710       1,947,518
  General and administrative.....................................       3,718,725       1,741,569       1,176,005
                                                                   --------------  --------------  --------------
                                                                       30,253,162      16,813,494      13,006,783
                                                                   --------------  --------------  --------------
INCOME FROM OPERATIONS...........................................       5,162,366       3,332,861       1,027,559

OTHER INCOME (EXPENSE):
  Interest income................................................         767,073         266,157         158,084
  Interest expense...............................................        --               (13,698)        (30,370)
  Other..........................................................           3,953          27,854         (10,314)
                                                                   --------------  --------------  --------------
NET INCOME BEFORE PROVISION FOR INCOME TAXES.....................       5,933,392       3,613,174       1,144,959
PROVISION FOR INCOME TAXES.......................................         445,000         270,000          20,000
                                                                   --------------  --------------  --------------
NET INCOME.......................................................  $    5,488,392  $    3,343,174  $    1,124,959
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
NET INCOME PER COMMON SHARE:
  Primary........................................................  $          .62  $          .41  $          .18
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
  Fully diluted..................................................  $          .62  $          .41  $          .17
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
  Primary........................................................       8,900,982       8,098,628       6,302,470
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
  Fully diluted..................................................       8,901,514       8,229,592       6,640,044
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                             CLINICOM INCORPORATED
                       STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                              COMMON STOCK
                                              AND WARRANTS         ADDITIONAL
                                         ----------------------     PAID-IN        ACCUMULATED
                                           SHARES      AMOUNT       CAPITAL          DEFICIT          TOTAL
                                         -----------  ---------  --------------  ---------------  --------------
BALANCES, December 31, 1991............    4,965,666  $   4,965  $   24,316,869  $   (23,308,477) $    1,013,357
  Issuance of 1,750,000 shares of
   common stock pursuant to an initial
   public offering at $3.6875 per share
   on April 27, 1992, net of stock
   issuance costs of $1,346,694........    1,750,000      1,750       5,104,681        --              5,106,431
  Warrants for the purchase of 175,000
   common shares issued in conjunction
   with the initial public offering....      --              88        --              --                     88
  Net income...........................      --          --            --              1,124,959       1,124,959
                                         -----------  ---------  --------------  ---------------  --------------
BALANCES, December 31, 1992............    6,715,666      6,803      29,421,550      (22,183,518)      7,244,835

  Issuance of 1,150,000 shares of
   common stock pursuant to a public
   offering at $10.25 per share on July
   9, 1993, net of stock issuance costs
   of $946,602.........................    1,150,000      1,150      10,839,748        --             10,840,898
  Exercise of all outstanding warrants
   on July 9, 1993.....................      175,000         87         774,288        --                774,375
  Exercise of stock options............       11,824         12          33,094        --                 33,106
  Net income...........................      --          --            --              3,343,174       3,343,174
                                         -----------  ---------  --------------  ---------------  --------------
BALANCES, December 31, 1993............    8,052,490      8,052      41,068,680      (18,840,344)     22,236,388

  Exercise of stock options............      482,339        483       1,371,673        --              1,372,156
  Tax effect of stock options..........      --          --             445,000        --                445,000
  Issuance of common stock under
   employee stock purchase plan........       26,182         26         272,674        --                272,700
  Net income...........................      --          --            --              5,488,392       5,488,392
                                         -----------  ---------  --------------  ---------------  --------------
BALANCES, December 31, 1994............    8,561,011  $   8,561  $   43,158,027  $   (13,351,952) $   29,814,636
                                         -----------  ---------  --------------  ---------------  --------------
                                         -----------  ---------  --------------  ---------------  --------------

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                             CLINICOM INCORPORATED
                            STATEMENTS OF CASH FLOWS

                                                                             FOR THE YEARS ENDED DECEMBER 31
                                                                          --------------------------------------
                                                                              1994         1993         1992
                                                                          ------------  -----------  -----------
OPERATING ACTIVITIES:
  Net income............................................................  $  5,488,392  $ 3,343,174  $ 1,124,959
  Adjustments to reconcile net income to net cash provided by (used for)
   operating activities --
      Depreciation and amortization.....................................     1,233,204      584,133      353,901
      Provision for income taxes........................................       445,000      --           --
      Net change in inventory reserve...................................       251,918      338,484     (140,869)
      Loss on disposition of assets.....................................           157        9,485       16,264
      Loss on abandonment of patents....................................       --            13,763      --
  Decrease (increase) in --
    Trade accounts receivables..........................................   (11,508,017)  (2,439,556)    (500,509)
    Accrued revenue receivable..........................................    (2,545,325)  (2,066,975)    (603,629)
    Inventories.........................................................      (344,764)    (684,265)    (894,495)
    Prepaid expenses and other..........................................       (45,043)    (351,014)      29,880
    Deposits and other, net and noncurrent trade accounts receivable....       889,496     (911,687)      56,153
  Increase (decrease) in --
    Accounts payable....................................................     2,510,523     (108,786)    (996,049)
    Accrued liabilities, accrued compensation and commissions payable...     1,896,117    1,347,869      304,634
    Deferred revenue....................................................    (1,045,169)   1,183,809      336,086
    Warranty and rework reserve.........................................       (87,046)     321,125      (76,250)
    Net change in interest payable on stockholders' notes...............       --          (509,826)      10,022
                                                                          ------------  -----------  -----------
        Net cash flows provided by (used for) operating activities......    (2,860,557)      69,733     (979,902)
                                                                          ------------  -----------  -----------
INVESTING ACTIVITIES:
  (Purchase) sale of short-term investments.............................       --         1,500,681   (1,500,681)
  Purchase of property and equipment, net...............................    (1,625,861)    (673,062)    (633,578)
  Patent costs..........................................................        (7,498)      (4,316)      (2,313)
  Software development costs............................................      (779,226)    (336,688)    (163,681)
  Decrease in restricted cash...........................................       --           --            42,000
  Acquisition of KSH Systems, Inc. assets...............................    (2,619,277)     --           --
                                                                          ------------  -----------  -----------
        Net cash flows provided by (used for) investing activities......    (5,031,862)     486,615   (2,258,253)
                                                                          ------------  -----------  -----------
FINANCING ACTIVITIES:
  Repayments of notes payable...........................................  $    --       $    (1,576) $  (167,250)
  Proceeds from issuance of common stock under employee stock purchase
   plan.................................................................       272,700      --           --
  Repayments of stockholders' notes payable.............................       --          (256,515)     --
  Deferred offering costs...............................................       --           --           269,099
  Issuance of common stock, net of offering costs.......................       --        10,840,898    5,106,431
  Issuance and exercise of common stock warrants........................       --           774,375           88
  Exercise of common stock options......................................     1,372,156       33,106      --
                                                                          ------------  -----------  -----------
        Net cash flows provided by financing activities.................     1,644,856   11,390,288    5,208,368
                                                                          ------------  -----------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS....................    (6,247,563)  11,946,636    1,970,213

CASH AND CASH EQUIVALENTS, beginning of year............................    15,373,156    3,426,520    1,456,307
                                                                          ------------  -----------  -----------

CASH AND CASH EQUIVALENTS, end of year..................................  $  9,125,593  $15,373,156  $ 3,426,520
                                                                          ------------  -----------  -----------
                                                                          ------------  -----------  -----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION AND NONCASH INVESTING
 AND FINANCING ACTIVITIES:
    Cash paid during the year for interest..............................  $    --       $   523,524  $    18,588
                                                                          ------------  -----------  -----------
                                                                          ------------  -----------  -----------
    Inventory transferred to property and equipment.....................  $    163,139  $    37,358  $    51,031
                                                                          ------------  -----------  -----------
                                                                          ------------  -----------  -----------

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                             CLINICOM INCORPORATED
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1994

(1)  ORGANIZATION AND OPERATIONS

    CliniCom Incorporated (the "Company") was incorporated in 1985 and its first significant sales occurred in 1988. The Company develops, assembles, markets, installs and supports computer based clinical information systems for use by healthcare organizations in the management and delivery of patient care. Clinical information is the data concerning a patient's condition, diagnosis and treatment used by healthcare providers in rendering care. The Company provides an information system which facilitates health care planning and enables them to record, process, communicate and document clinical information and to deliver documented, efficient and measurable patient care. The Company system is marketed under the name CliniCom (the "CliniCom system").

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    REVENUE RECOGNITION

    The Company's revenues are primarily derived from the sale of the CliniCom system and software licenses to hospitals and other customers. The CliniCom system includes the Company's proprietary software and hardware which are integrated with a variety of computers, terminals and printers manufactured by various third parties. As part of the sale of a CliniCom system, the Company provides the hospital with training and implementation services. The Company also sells additional CliniCom system hardware and software components to installed sites, in which case additional training and implementation services are generally not required.

    The Company recognizes revenue from system sales and license agreements in accordance with AICPA Statement of Position 91-1, "Software Revenue Recognition." Accordingly, revenues are recognized when all components necessary for a functional system have been delivered, the Company's obligation to provide training and support services has been substantially completed, remaining Company obligations, if any, are deemed insignificant, there are no significant uncertainties with respect to customer acceptance of the products and collectibility is probable. Revenues from the sale of additional hardware and software are recognized upon shipment, provided that no significant obligations for additional training and implementation services exist. Revenues from ongoing maintenance and support are billed monthly or semi-annually and are recognized in the applicable service month.

    Customer payment terms vary. Amounts collected or due prior to satisfying the above revenue recognition criteria are reflected as deferred revenue in the accompanying balance sheets. Related costs incurred are also deferred and charged to costs and expenses when the deferred revenue amounts are recognized. Accrued revenue receivable represents amounts earned and recognized but not yet invoiced to customers per terms of the related contracts.

    CASH AND CASH EQUIVALENTS

    For financial statement purposes, the Company considers all highly liquid cash investments with maturity dates of three months or less to be considered cash equivalents.

    INVENTORIES

    Inventories are stated at the lower of first-in, first-out cost or market, and consist of the following:

                                                                          DECEMBER 31
                                                                  ----------------------------
                                                                      1994           1993
                                                                  -------------  -------------
Finished goods..................................................  $   1,639,064  $     828,351
Raw materials and components....................................        607,043      1,488,049
                                                                  -------------  -------------
                                                                  $   2,246,107  $   2,316,400
                                                                  -------------  -------------
                                                                  -------------  -------------

    PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Maintenance and repairs are charged to expense as incurred. Major additions, replacements and improvements are capitalized. Depreciation of property and equipment is provided using the straight-line method over estimated useful lives ranging from three to five years.

    SOFTWARE DEVELOPMENT COSTS

    Costs to produce software products are capitalized only after a detail program design free of high-risk development issues has been developed. Capitalization ends when the product is ready for general release. Considerable judgment by management is required to assess the technological feasibility of software under development, potential future sales of products produced, and recoverability of capitalized costs. Amortization of software development costs on a product-by-product basis commences when a product is ready for release and is provided using the straight-line method over three years. Amortization expense recognized was $240,697, $146,859 and $55,070 for 1994, 1993 and 1992,
respectively.

    PURCHASED SOFTWARE

    Purchased software was acquired in conjunction with the purchase of certain assets of KSH Systems, Inc. (see Note 8). Amortization of purchased software is provided using the straight-line method over five years. Amortization expense recognized was $253,966 for 1994.

    PATENT COSTS

    Legal costs incurred in connection with filing patent claims are capitalized as patent costs. Upon receiving a determination as to whether the Company's claims have been approved or denied, these costs are either amortized over their estimated useful lives of three years or expensed.

    RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are expensed as incurred. These costs consist primarily of salaries, supplies and depreciation of equipment and software used for research and development.

    INCOME TAXES

    The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109") effective January 1, 1992. This change in accounting principle had no cumulative effect on net income (see Note
7).

    Under SFAS No. 109, the current provision for income taxes represents actual or estimated amounts payable or refundable on tax returns filed or to be filed for each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of: (a) temporary differences between the tax basis of assets and liabilities and amounts reported in the accompanying balance sheets, and (b) operating loss and tax credit carryforwards. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense (benefit) for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of enactment. The measurement of deferred tax assets may be reduced by a valuation allowance based on judgmental assessment of available evidence if deemed more likely than not that some or all of the deferred tax assets will not be realized.

    NET INCOME PER COMMON SHARE

    Primary net income per common share has been computed based upon the weighted average number of common stock and common stock equivalents outstanding during each period. Common stock equivalents recognize the potential dilutive effects of the future exercise of common stock options and warrants (see Note
5). The dilutive effects of common stock options and warrants are based on the average market price of common stock for the period during which the options were outstanding.

    For fully diluted net income per common share, common stock equivalent calculations are based on the market price at the end of the period if greater than the average price for the period and stock options and warrants exercised during the period are treated as outstanding for the entire period.

(3)  COMMITMENTS AND CONTINGENCIES

    OPERATING LEASES

    The Company leases its office and production facilities. Rentals include operating and maintenance charges which are periodically adjusted to reflect actual costs. Rental expense for 1994, 1993 and 1992 was $426,755, $238,250 and $241,440, respectively. Future minimum rentals under these leases are as follows:

                                                                          AMOUNT
                                                                       -------------
1995.................................................................  $     444,000
1996.................................................................        467,000
1997.................................................................        461,000
1998.................................................................         95,000
1999.................................................................       --
                                                                       -------------
                                                                       $   1,467,000
                                                                       -------------
                                                                       -------------

    The Company sublet a portion of its leased space during 1993 and received rental income of approximately $37,000. This space is no longer sublet.

    LEGAL MATTERS

    An entity unrelated to the Company has claimed the name "CliniCom" infringes on the name of that entity and threatened to initiate litigation unless the Company discontinued use of such name. In response, the Company initiated a declaratory judgment action in the United States District Court for the District of Colorado, in part to establish jurisdiction over the matter in Colorado. The Company proceeded with the litigation in 1994 and intends to vigorously defend its right to use the name CliniCom and, in any event, does not believe this matter will ultimately have a materially adverse effect on its operating results or financial condition.

    Additionally, the Company is exposed to asserted and unasserted legal claims encountered in the normal course of business. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the operating results or the financial position of the Company.

    EMPLOYEE BENEFIT PLAN

    The Company has a defined contribution 401(k) plan which is available to all eligible employees. Under the 401(k) Plan, company contributions are made at the discretion of the board of directors. No matching contributions were made by the Company for 1994, 1993 or 1992.

    EXECUTIVE RETENTION PLAN

    The Company has an Executive Retention Plan with selected officers which provides for certain payments and continuation of benefits should an officer terminate employment as defined by the Executive Retention Plan.

(4)  STOCKHOLDERS' EQUITY

    PREFERRED STOCK

    The Company has authorized 5,000,000 shares of $.001 par value, preferred stock which may be issued in one or more series with such powers, rights and preferences as the board of directors may determine.

    Series A preferred shares issued in 1990 and 1991 were mandatorily converted to common stock on June 27, 1991, when Series B preferred shares were issued. The Series B preferred shares were subsequently converted to common stock at the effective date of the Company's initial public offering.

These conversions have been given retroactive effect to the dates of issuance of the preferred stock in determining all common share and per common share amounts reflected in the accompanying financial statements.

    COMMON STOCK

    The Company effected certain reverse splits of its common stock in 1991 and 1992, prior to its initial public offering. A stock dividend in the form of a two for one stock split was declared in 1993. All common share and per common share amounts reflected in the accompanying financial statements and notes give retroactive effect to these stock splits.

    In April 1992, the Company received approximately $5.1 million in net proceeds from a public offering of its common stock. In July 1993, the Company received approximately $10.8 million in net proceeds from an additional public offering of its common stock.

    STOCKHOLDERS' NOTES AND INTEREST PAYABLE

    In 1991 and prior years, investors loaned money to the Company evidenced by demand notes with interest at 10% per annum. At December 31, 1992, the balance was $766,341 and was due on demand, but not before June 30, 1993. These notes and accrued interest were paid in full in July 1993. Interest expense includes $13,494 and $11,756 in 1993 and 1992, respectively, related to these stockholders' notes.

(5)  STOCK OPTIONS AND WARRANTS

    WARRANTS

    The underwriter for the Company's initial public offering was issued warrants, for a nominal price, to purchase an aggregate of 175,000 shares of common stock at a price per share of $4.425. These warrants were exercised at the time of the Company's public offering in July 1993.

    STOCK OPTION PLAN

    The Company has adopted two stock option plans (the First Plan and the Second Plan). The First Plan provides for the grant of either incentive or nonqualified options to purchase common stock to officers and employees of the Company. The total number of shares subject to issuance under the First Plan is 1,620,000 shares. The option price of stock options granted under the First Plan is determined by the Company's board of directors and is generally not less than the fair market value of the stock at the date of grant.

    The number and terms of options granted under the First Plan are determined by the board of directors when granted. Options granted under the First Plan are exercisable for a period determined by the board of directors but not more than ten years following the date of grant. The options granted in 1991 and still outstanding are 100% vested at December 31, 1994. The options granted in 1993 vest as follows: 31.25% on the grant date and 6.25% on the last day of each fiscal quarter, beginning December 31, 1993 and ending June 30, 1996. Of the options granted in 1994, 365,000 vest as follows: 25% on each anniversary date until fully vested. The remaining 60,050 options granted in 1994 vest as follows: 25% at the grant date; 12.5% on the last day of June and December beginning June 30, 1994, and ending December 31, 1996. The following summarizes activity in the First Plan during 1994, 1993 and 1992:

                                                                           NUMBER OF
                                                                            SHARES     PRICE PER SHARE
                                                                          -----------  ----------------
Granted in 1991 and outstanding at December 31, 1991....................      821,334  $           2.80
  Canceled..............................................................       (3,060)             2.80
                                                                          -----------  ----------------
Outstanding at December 31, 1992........................................      818,274              2.80
  Granted...............................................................      240,000             14.50
  Canceled..............................................................       (5,338)             2.80
  Exercised.............................................................      (11,824)             2.80
                                                                          -----------  ----------------
Outstanding at December 31, 1993........................................    1,041,112        2.80-14.50
  Granted...............................................................      425,050      13.875-19.75
  Canceled..............................................................       (4,417)            19.75
  Exercised.............................................................     (469,839)       2.80-14.50
                                                                          -----------  ----------------
Outstanding at December 31, 1994........................................      991,906  $    2.80-$19.75
                                                                          -----------  ----------------
                                                                          -----------  ----------------
Exercisable at December 31, 1994........................................      509,115  $    2.80-$19.75
                                                                          -----------  ----------------
                                                                          -----------  ----------------

    The Second Plan provides for the grant of nonqualified options to purchase up to 100,000 shares of common stock to nonemployee directors of the Company. The option price of shares granted under the Second Plan is the fair market value of the common stock on the date of grant. The Second Plan provides that each existing nonemployee director at the time the Second Plan was adopted and all future nonemployee directors will receive options to purchase 10,000 shares initially and 2,000 shares of common stock upon reelection to the board of directors. The terms of the options granted are determined by a committee appointed by the board of directors. An option shall expire no later than five years after the date it was granted. Options issued under the Second Plan vest at the rate of 50% of the total number of shares on the date of grant and 12.5% annually thereafter. The following summarizes activity in the Second Plan during 1994, 1993 and 1992:

                                                                              NUMBER OF
                                                                               SHARES     PRICE PER SHARE
                                                                             -----------  ---------------
Outstanding at December 31, 1991...........................................      --       $     --
  Granted..................................................................      50,000         3.60-3.66
                                                                             -----------  ---------------
Outstanding at December 31, 1992...........................................      50,000         3.60-3.66
  Granted..................................................................      10,000             10.00
                                                                             -----------  ---------------
Outstanding at December 31, 1993...........................................      60,000        3.60-10.00
  Granted..................................................................      10,000             13.88
  Canceled.................................................................      (3,750)             3.60
  Exercised................................................................     (12,500)        3.60-3.66
                                                                             -----------  ---------------
Outstanding at December 31, 1994...........................................      53,750   $   3.66-$13.88
                                                                             -----------  ---------------
                                                                             -----------  ---------------
Exercisable at December 31, 1994                                                 35,000   $   3.66-$13.88
                                                                             -----------  ---------------
                                                                             -----------  ---------------

    EMPLOYEE STOCK PURCHASE PLAN

    In March 1993, the Company's board of directors approved an Employee Stock Purchase Plan (the Plan). The Plan authorizes the issuance of up to 200,000 shares of common stock for purchase by the Plan's participants, as defined, and is intended to qualify as an Employee Stock Purchase Plan within the meaning of
Section 423 of the Internal Revenue Code. Payroll deductions are made from participating employees' salaries to automatically purchase shares of common stock on the last day of the purchase period, as defined. All amounts withheld from employees' salaries through December 31, 1994, are reflected in stockholders' equity. As of December 31, 1994, 173,818 shares of common stock are available to be issued under the Plan.

(6)  MAJOR CUSTOMERS

    Because of the high price of the CliniCom system relative to total Company revenues to date, sales to various customers have accounted for more than 10% of total net sales for 1994, 1993 and 1992 as shown below:

                                                                      DECEMBER 31
                                                         -------------------------------------
CUSTOMER                                                    1994         1993         1992
-------------------------------------------------------  -----------  -----------  -----------
A......................................................       29.2%        19.3%       --
B......................................................      --           --            13.5%
C......................................................      --           --            11.8%

    In December 1993, the Company entered into a three-year mutually exclusive license and distribution agreement with HBO & Company of Georgia ("HBOC"), a leading healthcare information systems company, whereby HBOC agreed to distribute certain Company software to new and existing HBOC customers who require nursing application software. The sale and delivery to HBOC of a software master license for sublicensing to then existing HBOC customers represented 19% of total 1993 revenues. HBOC purchases software, hardware and installation and support services from the Company. Total 1994 revenues attributable to the HBOC agreement were approximately 29% of sales for the period. As of December 31, 1994, accrued revenues and receivables from HBOC were approximately $12,054,000.

(7)  INCOME TAXES

    As of December 31, 1994, the Company had approximately $12,700,000 of net operating loss carryovers for tax purposes. Utilization of the carryovers is subject to limitations for federal alternative minimum tax purposes. Further, the Company has approximately $750,000 of research and development and alternative minimum tax credits available to offset future federal tax. The net operating loss and credit carryovers expire through 2009 and are subject to examination by tax authorities.

    A greater than 50% change in ownership within a three year period results in an annual limitation on a company's ability to utilize net operating loss ("NOL") carryforwards from tax periods prior to the ownership change. Such a change in ownership occurred with respect to the Company in February 1988. Restrictions have lapsed for all but approximately $685,000 of such restricted NOL. Remaining restrictions will lapse in 1995.

    In adopting SFAS No. 109, the Company determined that approximately $6,900,000 of previously unrecognized deferred tax assets as of January 1, 1992, did not satisfy the realization criteria set forth in the standard. Accordingly, a valuation allowance was recorded equal to aggregate net deferred tax assets. Realization of these benefits depends on future taxable income, the attainment of which, is uncertain. Accordingly, no cumulative adjustment to income was made upon adoption of SFAS No. 109.

    The Company's deferred tax assets and liabilities at December 31, 1994 and 1993 were as follows:

                                                                      DECEMBER 31
                                                             ------------------------------
                                                                  1994            1993
                                                             --------------  --------------
Deferred tax assets --
  Depreciation differences.................................  $       40,000  $       70,000
  Deferred revenue.........................................          96,000         964,000
  Allowance for doubtful accounts..........................         274,000          16,000
  Inventory reserves.......................................         415,000         439,000
  Accrued expenses not yet deductible for tax..............         329,000         166,000
  Net operating loss carryforwards.........................       4,860,000       3,525,000
  Tax credit carryforwards.................................         750,000         670,000
  Other....................................................          17,000          25,000
                                                             --------------  --------------
                                                                  6,781,000       5,875,000
                                                             --------------  --------------
Deferred tax liabilities --
  Software development costs...............................        (431,000)       (200,000)
                                                             --------------  --------------
Net deferred tax assets....................................       6,350,000       5,675,000
Less -- Valuation allowance................................      (6,350,000)     (5,675,000)
                                                             --------------  --------------
                                                             $     --        $     --
                                                             --------------  --------------
                                                             --------------  --------------

    Although the Company achieved profitability for the third consecutive year in fiscal 1994, management believes the Company must continue to generate profits for at least another year before sufficient evidence exists to conclude that the Company's deferred tax assets are realizable. As such, an adjustment to the valuation allowance was recorded in 1994 to maintain the valuation allowance sufficient to offset the aggregate net deferred tax assets.

    The components of the provision for federal income taxes attributable to income from operations as of December 31, 1994 and 1993 were as follows:

                                                                      DECEMBER 31
                                                             ------------------------------
                                                                  1994            1993
                                                             --------------  --------------
Current --
  Federal (alternative minimum tax)........................  $      120,000  $      110,000
  State....................................................         325,000         160,000
  Deferred (change in net deferred assets).................       1,523,000         961,000
  Adjustment to valuation allowance........................      (1,523,000)       (961,000)
                                                             --------------  --------------
Income tax expense.........................................  $      445,000  $      270,000
                                                             --------------  --------------
                                                             --------------  --------------

    A reconciliation of income tax provision computed by applying the Federal income tax rate of 34% to net income as of December 31, 1994 and 1993, respectively is as follows:

                                                                       DECEMBER 31
                                                              -----------------------------
                                                                   1994           1993
                                                              --------------  -------------
Computed normal tax provision...............................  $    2,017,000  $   1,228,000
Tax effect of permanent differences.........................          53,000         53,000
Alternative minimum tax.....................................         120,000        110,000
State taxes, net of federal tax benefit.....................         204,000        106,000
Increase in tax credit carryforwards........................        (254,000)      (270,000)
Decrease in valuation allowance related to amounts reported
 in consolidated income.....................................      (1,523,000)      (961,000)
Other.......................................................        (172,000)         4,000
                                                              --------------  -------------
Income tax expense..........................................         445,000        270,000
                                                              --------------  -------------
Tax effect of deductions for stock option compensation......      (2,653,000)      --
Increase in valuation allowance for portion of NOL
 representing stock option compensation.....................       2,208,000       --
                                                              --------------  -------------
  Tax effect of stock options credited to additional paid-in
   capital..................................................        (445,000)      --
                                                              --------------  -------------
    Total provision for income taxes........................  $     --        $     270,000
                                                              --------------  -------------
                                                              --------------  -------------

    The Company will claim tax deductions of approximately $6,300,000 for 1994 related to taxable stock option compensation not charged against reported earnings.  For  1994,  the  related  tax  benefit  recognized  and  included  in additional paid-in capital was limited to income tax expense applicable to operations. These deductions form a part of the Company's NOL carryforward and related deferred tax asset, against which a valuation allowance has been provided. Future reversals of this portion of the valuation allowance, approximately $2,000,000, will be added to additional paid-in capital. Reversals of the remainder of the valuation allowance will reduce future income tax expense.

(8)  KSH SYSTEMS, INC. ACQUISITION

    On June 21, 1994, the Company purchased substantially all of the assets of KSH Systems, Inc. The acquisition was accounted for in accordance with the purchase method of accounting for business combinations and, accordingly, the results of operations of KSH Systems, Inc. are included in the financial statements from the date of the purchase. The purchase price of $2,619,277 was allocated as follows: purchased software of $2,407,367, other assets of $120,000, trade accounts receivable of $61,910 and property and equipment of $30,000. The purchased software is being amortized over five years (see Note 2).

(9)  UNAUDITED SUPPLEMENTARY DATA

    The following is a summary of selected quarterly financial information:

                                                                1994
                                     -----------------------------------------------------------
                                                         THREE MONTHS ENDED
                                     -----------------------------------------------------------    YEAR ENDED
                                       MARCH 31        JUNE 30     SEPTEMBER 30    DECEMBER 31     DECEMBER 31
                                     -------------  -------------  -------------  --------------  --------------
Net sales..........................  $   6,414,124  $   7,194,226  $   6,529,962  $   15,277,216  $   35,415,528
Gross profit.......................  $   3,170,484  $   3,780,955  $   2,867,006  $    7,410,698  $   17,229,143
Income from continuing
 operations........................  $     779,464  $   1,167,116  $     151,018  $    3,064,768  $    5,162,366
Net income applicable to common
 stock.............................  $     910,884  $   1,264,271  $     291,266  $    3,021,971  $    5,488,392
Net income per common share........  $        0.10  $        0.14  $        0.04  $         0.34  $         0.62
Weighted average shares
 outstanding.......................      8,927,130      8,862,878      8,928,428       8,832,618       8,901,514

                                                                  1993
                                       ----------------------------------------------------------
                                                           THREE MONTHS ENDED
                                       ----------------------------------------------------------    YEAR ENDED
                                         MARCH 31        JUNE 30     SEPTEMBER 30    DECEMBER 31    DECEMBER 31
                                       -------------  -------------  -------------  -------------  --------------
Net sales............................  $   4,070,625  $   4,824,674  $   5,757,787  $   5,493,269  $   20,146,355
Gross profit.........................  $   1,806,220  $   2,228,907  $   2,863,253  $   3,350,153  $   10,248,533
Income from continuing operations....  $     336,137  $     671,519  $   1,050,644  $   1,274,561  $    3,332,861
Net income applicable to common
 stock...............................  $     332,662  $     661,193  $   1,032,068  $   1,317,251  $    3,343,174
Net income per common share..........  $        0.05  $        0.09  $        0.12  $        0.15  $         0.41
Weighted average shares
 outstanding.........................      7,365,054      7,453,324      8,763,823      8,873,141       8,229,592